Exhibit 23.2

CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Marina Biotech, Inc. of our report dated April 12, 2010, relating to our audit of the financial statements of Cequent Pharmaceuticals, Inc. as of and for the years ended December 31, 2009 and 2008, which appears in the Definitive Proxy Statement filed by Marina Biotech, Inc. on June 8, 2010.

We also consent to the reference to our firm under the caption “Experts” in such Registration Statement.

/s/ Wolf & Company, P.C.

Boston, Massachusetts

October 21, 2010